Exhibit 3.40

XTI LLC

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of June 24, 2004

XTI LLC

LIMITED LIABILITY COMPANY AGREEMENT

THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of XTI LLC (the “Company”) is entered into as of June 24, 2004 by Xerium 3 S.A., a Luxembourg société anonyme (joint stock company) (the “Original Member”).

WHEREAS, the Original Member wishes to form a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act in order to conduct the business described herein.

NOW, THEREFORE, the Original Member agrees with the Company as follows:

ARTICLE 1

DEFINITIONS

For purposes of this Agreement the following terms have the following meanings:

“Act” means the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) as amended and in effect from time to time.

“Affiliate” means, with respect to any specified Person, any Person that directly or through one or more intermediaries controls or is controlled by or is under common control with the specified Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Limited Liability Company Agreement of the Company dated as of June 24, 2004, as amended from time to time.

“Capital Contribution” means the amount of cash and the fair market value of any other property contributed to the Company with respect to any Interest held by a Member.

“Certificate” means the Certificate of Formation of the Company filed on June 23, 2004 and any and all amendments thereto and restatements thereof filed on behalf of the Company as permitted hereunder with the office of the Secretary of State of the State of Delaware.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the corresponding provisions of any future federal tax law.

“Company” means the limited liability company formed by virtue of this Agreement and the filing of the Certificate in accordance with the Act.

“Distribution” means the amount of cash and the fair market value of any other property distributed in respect of a Member’s Interest in the Company.

“Fiscal Year” means the fiscal year of the Company which shall end on June 30 in each year or on such other date in each year as determined by the Board of Managers.

“Indemnified Party” is defined in Section 10.1.

“Interest” means the interest of a Member in the capital and profits of the Company, including the right of such Member to any and all benefits to which such Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all the terms and provisions of this Agreement.

“Member” means the Original Member and any other Person that both acquires an Interest in the Company and is admitted to the Company as a Member pursuant to this Agreement, from time to time.

“Original Member” means Xerium 3 S.A.

“Person” means an individual, partnership, joint venture, association, corporation, trust, estate, limited liability company, limited liability partnership, or any other legal entity.

“Unit Certificate” is defined in Section 3.7.

“Units” are a measure of a Member’s Interest in the Company.

ARTICLE 2

FORMATION AND PURPOSE

2.1 Formation, etc. The Company was formed as a limited liability company in accordance with the Act by the filing of the Certificate with the Secretary of State of Delaware on June 24, 2004. The rights, duties and liabilities of each Member and the Board of Managers shall be determined pursuant to the Act and this Agreement. To the extent that such rights, duties or obligations are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control. By execution hereof, the Original Member is admitted as a Member of the Company and shall acquire a limited liability interest in the Company.

2.2 Name. The name of the Company is XTI LLC. The business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Board of Managers deems appropriate or advisable. The Board of Managers shall file, or shall cause to be filed, any fictitious name certificates and similar filings, and any amendments thereto, that the Board of Managers considers appropriate or advisable.

2.3 Registered Office/Agent. The registered office required to be maintained by the Company in the State of Delaware pursuant to the Act shall initially be c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The name and address of the registered agent of the Company pursuant to the Act shall initially be Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The Company may, upon compliance with the applicable provisions of the Act, change its registered office or registered agent from time to time in the discretion of the Board of Managers.

2.4 Term. The term of the Company shall continue indefinitely unless sooner terminated as provided herein. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate as provided in the Act.

2.5 Purpose. The Company is formed for the purpose of, and the nature of the business to be conducted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any activities necessary, advisable, convenient or incidental thereto.

2.6 Specific Powers. Without limiting the generality of Section 2.5, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose set forth in Section 2.5, including, but not limited to, the power:

2.6.1 to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Act in any country, state, territory, district or other jurisdiction, whether domestic or foreign;

2.6.2 to acquire by purchase, lease, contribution of property or otherwise, own, hold, operate, maintain, finance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property;

2.6.3 to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, perform and carry out and take any other action with respect to contracts or agreements of any kind, including without limitation leases, licenses, guarantees and other contracts for the benefit of or with any Member or any Affiliate of any Member, without regard to whether such contracts may be deemed necessary, convenient to, or incidental to the accomplishment of the purposes of the Company;

2.6.4 to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, trusts, limited liability companies, or individuals or other persons or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

2.6.5 to lend money, to invest and reinvest its funds, and to accept real and personal property for the payment of funds so loaned or invested;

2.6.6 to borrow money and issue evidence of indebtedness, and to secure the same by a mortgage, pledge, security interest or other lien on the assets of the Company;

2.6.7 to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities;

2.6.8 to sue and be sued, complain and defend, and participate in administrative or other proceedings, in its name;

2.6.9 to appoint employees, officers, agents and representatives of the Company, and define their duties and fix their compensation;

2.6.10 to indemnify any Person in accordance with the Act and this Agreement;

2.6.11 to cease its activities and cancel its Certificate; and

2.6.12 to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.

2.7 Certificate. The filing of the Certificate by Joshua M. Aronson is hereby ratified and confirmed and said Person is hereby designated as an “authorized person” within the meaning of the Act to execute, deliver and file the Certificate and said Person and Thomas Gutierrez, Michael O’Donnell and Michael Stick and such other Persons as may be designated from time to time by the Board of Managers are designated as authorized persons, within the meaning of the Act, to execute, deliver and file any amendments or restatements of the Certificate or any certificate of cancellation of the Certificate and any other certificates necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

2.8. Principal Office. The principal executive office of the Company shall be located at such place within or without the State of Delaware as the Board of Managers shall establish, and the Board of Managers may from time to time change the location of the principal executive office of the Company to any place within or without the State of Delaware. The Board of Managers may establish and maintain such additional offices and places of business of the Company, either within or without the State of Delaware, as it deems appropriate.

ARTICLE 3

ORIGINAL MEMBER; CAPITAL CONTRIBUTIONS; AND UNITS

3.1 Member. The name and the business address of the Original Member of the Company is as follows:

Name	Address

Xerium 3 S.A.	38-40, rue Sainte Zithe
L-2763 Luxembourg

3.2 Initial Capital Contribution. Contemporaneously with the execution hereof the Original Member is making an Initial Capital Contribution to the Company of $100. The Initial Capital Contribution shall be allocated to a stated capital account of the Company.

3.3 Additional Capital Contributions. The Members shall make additional Capital Contributions to the Company for such purposes, at such times and in such amounts as shall be agreed by the Members holding not less than 75.0% of the then outstanding Units at a meeting of the Members held pursuant to Section 4.4 and Exhibit 4.4.

3.4 Return of Capital Contributions. No Member shall have the right to demand a return of all or any part of its Capital Contributions, and any return of the Capital Contributions of a Member shall be made solely from the assets of the Company and only in accordance with the terms of this Agreement. No interest shall be paid to any Member with respect to its Capital Contributions.

3.5 Registration of Interests. Each Interest constitutes a “security,” as such term is defined in 6 Del. C. § 8-102(15), governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware (6 Del. C. § 8-101, et seq.). The Company shall maintain a record of the ownership of the Interests which shall, initially, be as set forth on Schedule A and which shall be amended from time to time to reflect transfers of the ownership of the Interests. An Interest shall be transferred by delivery to the Company of an instruction by the registered owner of the Interest requesting registration of transfer of such Interest (accompanied by a duly indorsed security certificate representing such Interest or affidavit of loss therefore) and the recording of such transfer in the records of the Company.

3.6 Units. The Interest of the Original Member shall be divided into 100 Units. The Boar of Managers may issue additional Units to any Member in respect of additional Capital Contributions.

3.7 Unit Certificate. Each Member shall be entitled to a certificate stating the number of Units held by the Member in such form as shall, in conformity with law and this Agreement, be prescribed from time to time by the Board of Managers (a “Unit Certificate”). Such Unit Certificate shall be signed by the Chair of the Board of Managers or the President or any Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary.

3.8 Loss of Certificate. In the case of the alleged theft, loss, destruction or mutilation of a Unit Certificate, a duplicate certificate may be issued in place thereof, upon such terms, including receipt of a bond sufficient to indemnify the Company against any claim on account thereof, as the Board of Managers may prescribe.

ARTICLE 4

STATUS AND RIGHTS OF MEMBERS

4.1 Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, no member of the Board of Managers and no other Indemnified Party shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, a member of the Board of Managers or an Indemnified Party. All Persons dealing with the Company shall look solely to the assets of the Company for the payment of the debts, obligations or liabilities of the Company.

4.2 Return of Distributions of Capital. Except as otherwise expressly required by law, no Member, in its capacity as such, shall have any liability either to the Company or any of its creditors in excess of (a) in the case of the Original Member, its obligation to make a capital contribution pursuant to Section 3.2, if not previously made, (b) any assets and undistributed profits of the Company and (c) to the extent required by law, the amount of any Distributions wrongfully distributed to it. Except as required by law or a court of competent jurisdiction, no Member or investor in or partner of a Member shall be obligated by this Agreement to return any Distribution to the Company or pay the amount of any Distribution for the account of the Company or to any creditor of the Company. The amount of any Distribution returned to the Company by or on behalf of a Member or paid by or on behalf of a Member for the account of the Company or to a creditor of the Company shall be added to the account or accounts from which it was subtracted when it was distributed to such Member.

4.3 No Management or Control. No Member shall take any part in or interfere in any manner with the management of the business and affairs of the Company or have any right or authority to act for or bind the Company.

4.4 Meetings of Members. Meetings of Members shall be held and conducted, and the voting rights of Members shall be, as set forth on Exhibit 4.4 hereto.

ARTICLE 5

DISTRIBUTIONS

5.1 Distributions. Subject to the requirements of the Act, the amount and timing of all Distributions shall be determined by the Member or Members at a meeting called for such purpose. All Distributions shall be made ratably to each Member in accordance with the number of Units then held by such Member. Distributions may be made in cash, securities or other property.

5.2 Withholding. The Company is hereby authorized to withhold and pay over any withholding or other taxes payable by the Company as a result of a Member’s status as a Member hereunder.

ARTICLE 6

MANAGEMENT

6.1 Management. The business of the Company shall be managed by a Board of Managers, and the Persons constituting the Board of Managers shall be the “managers” of the Company for all purposes under the Act. The Board of Managers as of the date hereof shall be the Persons set forth in Exhibit 6.3. Thereafter, the Persons constituting the Board of Managers shall be elected by the Members in accordance with Exhibit 4.4 hereto. Decisions of the Board of Managers shall be embodied in a vote or resolution adopted in accordance with the procedures set forth in Exhibit 6.1. Such decisions shall be decisions of the “manager” for all purposes of the Act and shall be carried out by any member of the Board of Managers or by officers or agents of the Company designated by the Board of Managers in the vote or resolution in question or in one or more standing votes or resolutions or with the power and authority to do so under Section 6.3. A decision of the Board of Managers may be amended, modified or repealed in the same manner in which it was adopted or in accordance with the procedures set forth in Exhibit 6.1 as then in effect, but no such amendment, modification or repeal shall affect any Person who has been furnished a copy of the original vote or resolution, certified by a duly authorized agent of the Company, until such Person has been notified in writing of such amendment, modification or repeal.

6.2 Authority of Board of Managers. The Board of Managers shall have the exclusive power and authority to manage the business and affairs of the Company and to make all decisions with respect thereto. Except as otherwise expressly provided in this Agreement, the Board of Managers or Persons designated by the Board of Managers, including officers and agents appointed by the Board of Managers, shall be the only Persons authorized to execute documents which shall be binding on the Company. To the fullest extent permitted by Delaware law, the Board of Managers shall have the power to do any and all acts, statutory or otherwise, with respect to the Company of this Agreement, which would otherwise be possessed by the Member or Members under the laws of the State of Delaware, and the Member or Members shall have no power whatsoever with respect to the management of the business and affairs of the Company. The owner and authority granted to the Board of Managers hereunder shall include all those necessary or convenient for the furtherance of the purposes of the Company and shall include the power to make all decisions with regard to the management, operations, assets, financing and capitalization of the Company, including without limitation, the power and authority to undertake and make decisions concerning: (a) hiring and firing of employees, attorneys, accountants, brokers, investment bankers and other advisors and consultants, (b) entering into of leases for real or personal property, (c) opening of bank and other deposit accounts and operations thereunder, (d) purchasing, constructing, improving, developing and maintaining of real property, (e) purchasing of insurance, goods, supplies, equipment, materials and other personal property, (f) borrowing of money, obtaining of credit, issuance of notes, debentures, securities, equity or other interests of or in the Company and securing of the obligations undertaken in connection therewith with mortgages on and security interests in all or any portion of the real or personal property of the Company, (g) making of investments in or the acquisition of securities of any Person, (h) giving of guarantees and indemnities, (i) entering into of contracts or agreements whether in the ordinary course of business or otherwise, (j) mergers with or acquisitions of other Persons, (k) the sale or lease of all or any portion of the assets of the

Company, (l) forming subsidiaries or joint ventures, (m) compromising, arbitrating, adjusting and litigating claims in favor of or against the Company and (n) all other acts or activities necessary or desirable for the carrying out of the purposes of the Company including those referred to in Section 2.6.

6.3 Officers; Agents. The Board of Managers by vote or resolution shall have the power to appoint officers and agents to act for the Company with such titles, if any, as the Board of Managers deems appropriate and to delegate to such officers or agents such of the powers as are granted to the Board of Managers hereunder, including the power to execute documents on behalf of the Company, as the Board of Managers may in its sole discretion determine; provided, however, that no such delegation by the Board of Managers shall cause the Persons constituting the Board of Managers to cease to be the “managers” of the Company within the meaning of the Act. The officers or agents so appointed may include persons holding titles such as Chairman, Chief Executive Officer, Chief Operating Officer, President, Chief Financial Officer, Executive Vice President, Vice President, Treasurer, Controller, Secretary or Assistant Secretary. An officer may be removed at any time with or without cause. The officers of the Company as of the date hereof are set forth on Exhibit 6.3. Unless the authority of the agent designated as the officer in question is limited in the document appointing such officer or is otherwise specified by the Board of Managers, any officer so appointed shall have the same authority to act for the Company as a corresponding officer of a Delaware corporation would have to act for a corporation in the absence of a specific delegation of authority and all deeds, leases, transfers, contracts, bonds, notes, checks, drafts or other obligations made, accepted or endorsed by the corporation may be signed by the Chairman, if any, the President, a Vice President or the Treasurer, Controller, Secretary or Assistant Secretary at the time in office. The Board of Managers, in its sole discretion, may by vote or resolution of the Board of Managers ratify any act previously taken by an officer or agent acting on behalf of the Company.

6.4 Reliance by Third Parties. Any person or entity dealing with the Company or any Member may rely upon a certificate signed by a member of the Board of Managers as to: (a) the identity of the Member or the members of the Board of Managers, (b) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Member or the Board of Managers or are in any other manner germane to the affairs of the Company, (c) the Persons which are authorized to execute and deliver any instrument or document of or on behalf of the Company, (d) the authorization of any action taken by or on behalf of the Company, the Board of Managers or any officer or agent acting on behalf of the Company or (e) any act or failure to act by the Company or as to any other matter whatsoever involving the Company or the Member.

ARTICLE 7

TRANSFER OF INTERESTS

Any Member may sell, assign, pledge, encumber, dispose of or otherwise transfer all or any part of the economic or other rights that comprise its Interest. If so determined by such Member, the transferee shall have the right to be substituted for the Member under this Agreement for the transferor or as an additional Member if the Member transfers less than all of its Interest. No Member may withdraw or resign as Member except as a result of a transfer pursuant to this Article 7 in which the transferee is substituted for the Member. None of the events described in Section 18-304 of the Act shall cause a Member to cease to be a Member of the Company.

ARTICLE 8

AMENDMENTS TO AGREEMENT

This Agreement may be amended or modified as shall be agreed by the Members holding not less than 75.0% of the then outstanding Units at a meeting of the Members held pursuant to Section 4.4 and Exhibit 4.4. The Board of Managers shall cause to be prepared and filed any amendment to the Certificate that may be required to be filed under the Act as a consequence of any such amendment or modification.

ARTICLE 9

DISSOLUTION OF COMPANY

9.1 Events of Dissolution or Liquidation. The Company shall be dissolved and its affairs wound up upon the happening of either of the following events: (a) the written determination of each of the Members or (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

9.2 Liquidation. After termination of the business of the Company, the assets of the Company shall be distributed in the following order of priority:

(a)	to creditors of the Company, including any Member if a creditor to the extent permitted by law, in satisfaction of liabilities of the Company (whether by payment thereof or the making of reasonable provision for payment thereof) other than liabilities for Distributions to the Member; and then

(b)	ratably to each Member in accordance with the number of Units then held by such Member.

ARTICLE 10

INDEMNIFICATION

10.1 General. The Company shall indemnify, defend, and hold harmless any Member, any director, officer, partner, stockholder, controlling Person or employee of any Member, each member of the Board of Managers, any officer, employee or agent of the Company and any Person serving at the request of the Company as a director, officer, employee, partner, trustee or independent contractor of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (all of the foregoing Persons being referred to collectively as “Indemnified Parties” and individually as an “Indemnified Party”) from any liability, loss or damage incurred by the Indemnified Party by reason of any act performed or omitted to be performed by the Indemnified Party pursuant to the authority granted by this Agreement or otherwise in connection with the business or affairs of the Company and from liabilities or obligations of the Company imposed on such Indemnified Party by virtue of such Indemnified Party’s position with the Company, including reasonable attorneys’ fees and costs and any amounts expended in the settlement of any such claims of liability, loss or damage, except for liabilities, losses, damages or obligations resulting from the Indemnified Party’s gross negligence or willful misconduct; provided, however, that the indemnification under this Section 10.1 shall be recoverable only from the assets of the Company and not from any assets of any Member. Unless the Board of Managers determines in good faith that the Indemnified Party is unlikely to be entitled to indemnification under this Article 10, the Company shall pay or reimburse reasonable attorneys’ fees of an Indemnified Party as incurred, provided that such Indemnified Party executes an undertaking, with appropriate security if requested by the Board of Managers, to repay the amount so paid or reimbursed in the event that a final non-appealable determination by a court of competent jurisdiction that such Indemnified Party is not entitled to indemnification under this Article 10. The Company may pay for insurance covering liability of the Indemnified Party for negligence in operation of the Company’s affairs.

10.2 Exculpation. No Indemnified Party shall be liable, in damages or otherwise, to the Company or to any Member for any liability, loss or damage that arises out of any act performed or omitted to be performed by the Indemnified Party pursuant to the authority granted by this Agreement or otherwise in connection with the business or affairs of the Company. except for liabilities, losses or damages resulting from the Indemnified Party’s gross negligence or willful misconduct.

10.3 Persons Entitled to Indemnity. Any Person who is within the definition of “Indemnified Party” at the time of any action or inaction in connection with the business of the Company shall be entitled to the benefits of this Article 10 as an “Indemnified Party” with respect thereto, regardless whether such Person continues to be within the definition of “Indemnified Party” at the time of such Indemnified Party’s claim for indemnification or exculpation hereunder.

10.4 Procedure Agreements. The Company may enter into an agreement with any of its officers, employees, consultants, counsel and agents, any member of the Board of Managers or any Member, setting forth procedures consistent with applicable law for implementing the indemnities provided in this Article 10.

ARTICLE 11

MISCELLANEOUS

11.1 General. This Agreement: (a) shall be binding upon the legal successors of any Member; (b) shall be governed by and construed in accordance with the laws of the State of Delaware; and (c) contains the entire agreement as to the subject matter hereof. The waiver of any of the provisions, terms, or conditions contained in this Agreement shall not be considered as a waiver of any of the other provisions, terms, or conditions hereof.

11.2 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or receipt (which may be evidenced by a return receipt if sent by registered mail or by signature if delivered by courier or delivery service), addressed to any Member at its address in the records of the Company or otherwise specified by the Member.

11.3 Gender and Number. Whenever required by the context, as used in this Agreement the singular number shall include the plural, the plural shall include the singular, and all words herein in any gender shall be deemed to include the masculine, feminine and neuter genders.

11.4 Severability. If any provision of this Agreement is determined by a court to be invalid or unenforceable, that determination shall not affect the other provisions hereof, each of which shall be construed and enforced as if the invalid or unenforceable portion were not contained herein. That invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each said provision shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

11.5 Headings. The headings used in this Agreement are used for administrative convenience only and do not constitute substantive matter to be considered in construing the terms of this Agreement.

11.6 No Third Party Rights: Except for the provisions of Section 6.4, the provisions of this Agreement are for the benefit of the Company, each Member and permitted assignees and no other Person, including creditors of the Company, shall have any right or claim against the Company or any Member by reason of this Agreement or any provision hereof or be entitled to enforce any provision of this Agreement.

IN WITNESS WHEREOF, the Original Member has executed this Agreement as of the day and year first set forth above.

XERIUM 3 S.A.

By:
Name:
Title:

Schedule A

REGISTER OF INTEREST

Holder of Interest	Unit Certificate Number	Units
Xerium 3 S.A., LLC	1	100

Exhibit 4.4

MEETINGS OF MEMBERS, ETC.

1. Annual Meeting. There shall be an annual meeting of the Members which shall be (a) held at Westborough, Massachusetts on the second Thursday in June in each year, unless that day be a legal holiday at the place where the meeting is to be held, in which case the meeting shall be held at the same hour on the next succeeding day not a legal holiday, or (b) at such other place, date and time as shall be designated from time to time by the Board of Managers and stated in the notice of the meeting, at which meeting they shall elect a Board of Managers, determine Distributions, if any, and transact such other business as may be required by law or this Agreement or as may properly come before the meeting.

2. Special Meetings. A special meeting of the Members may be called at any time by the Chairman of the Board, if any, the President, the Board of Managers, or by the Members holding at least 50.0% of the Units then outstanding. A special meeting of the Members shall be called by the Secretary, or in the case of the death, absence, incapacity or refusal of the Secretary, by an Assistant Secretary or some other officer, upon application of a majority of the Board of Managers. Any such application shall state the purpose or purposes of the proposed meeting. Any such call shall state the place, date, hour and purposes of the meeting.

3. Notice of Meetings. Except as otherwise provided by law, a written notice of each meeting of the Members stating the place, day and hour thereof and, in the case of a special meeting, the purposes for which the meeting is called, shall be given not less then ten nor more than sixty days before the meeting, to each Member entitled to vote thereat, and to each Member who, by law or by this Agreement, is entitled to notice, by leaving such notice with such Member or at such Member’s residence or usual place of business, or by depositing it in the United States mail, postage prepaid, and addressed to such Member at such Member’s address as it appears in the records of the Company. Such notice shall be given by the Secretary, or by an officer or person designated by the Board of Managers, or in the case of a special meeting by the officer calling the meeting. As to any adjourned session of any meeting of the Members, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment was taken, except that if the adjournment is for more than thirty days or if after the adjournment a new record date is set for the adjourned session, notice of any such adjourned session of the meeting shall be given in the manner heretofore described. No notice of any meeting of the Members or any adjourned session thereof need be given to a Member if a written waiver of notice, executed before or after the meeting or such adjourned session by such Member, is filed with the records of the meeting or if such Member attends such meeting without objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Members or any adjourned session thereof need be specified in any written waiver of notice.

4. Quorum of Members. At any meeting of the Members a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except where a larger quorum is required by law or by this Agreement. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present. If a quorum is present at an original meeting, a quorum need not be present at an adjourned session of that meeting.

5. Action by Vote. Each Member shall be entitled to one vote for each Unit held by such Member on all matters on which Members are entitled to vote at a meeting of Members or otherwise when a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law or by this Agreement. No ballot shall be required for any election unless requested by a Member present or represented at the meeting and entitled to vote in the election.

6. Action without Meetings. Any action required or permitted to be taken by Members for or in connection with any action of the Company may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Units having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Units entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to its registered office in Delaware by hand or certified or registered mail, return receipt requested, to its principal place of business or to an officer or agent of the Company having custody of the book in which proceedings of meetings of Members are recorded. Each such written consent shall bear the date of signature of each Member who signs the consent. No written consent shall be effective to take the action referred to therein unless written consents signed by a number of Members sufficient to take such action are delivered to the Company in the manner specified in this paragraph within sixty days of the earliest dated consent so delivered.

If action is taken by consent of Members and in accordance with the foregoing, there shall be filed with the records of the meetings of Members the writing or writings comprising such consent.

If action is taken by less than unanimous consent of Members, prompt notice of the taking of such action without a meeting shall be given to those who have not consented in writing and a certificate signed and attested to by the Secretary that such notice was given shall be filed with the records of the meetings of Members.

7. Proxy Representation. Every Member may authorize another person or persons to act for such Member by proxy in all matters in which a Member is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the Member or by such Member’s attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable where the interest with which it is coupled is an interest in the Interest of such Member. The authorization of a proxy may but need not be limited to specified action; provided, however, that if a proxy limits its authorization to a meeting or meetings of Members, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.

8. Resolution of Issues. To the extent that any dispute shall arise with respect thereto, the Board of Managers shall be entitled to decide all issues such as the existence of a quorum, the validity of proxies, the number of votes, the Members entitled to vote or consent and other similar procedural questions that are raised at any meeting of Members.

Exhibit 6.1

BOARD OF MANAGERS

1. Number; Appointment. The Board of Managers initially shall consist of three members (each such member, along with any other members appointed from time to time, the “Board Members”). Thereafter, the Board of Managers shall be elected either at the Annual Meeting of Members or at a special meeting called for such purposes. The Board of Managers may increase or decrease the number of Board Members from time to time upon a vote of the Board of Managers.

2. Initial Board of Managers. The following individuals will be the initial Board Members:

Thomas Gutierrez

Michael O’Donnell

Michael Stick

John Cormier

3. Tenure. Each Board Member shall, unless otherwise provided by law, hold office until the next Annual Meeting of Members and until such Board Member’s successor is elected and qualified, or until such Board Member sooner dies, resigns, is removed or becomes disqualified. Any Board Member may be removed by the Members, at any time without giving any reason for such removal. A Board Member may resign by written notice to the Company which resignation shall not require acceptance and, unless otherwise specified in the resignation notice, shall be effective upon receipt by the Company. Vacancies and any newly created positions on the Board of Managers resulting from any increase in the number of the Board of Managers may be filled by vote of the Members or by a majority of the Board Members then in office, although less than a quorum, or by a sole remaining Board member.

4. Meetings. Meetings of the Board of Managers may be held at any time at such places within or without the State of Delaware designated in the notice of the meeting, when called by the Chair of the Board of Managers, if any, the President or any two Board Members acting together, reasonable notice thereof being given to each Board Member.

5. Notice. It shall be reasonable and sufficient notice to a Board Member to send notice by overnight delivery at least forty-eight hours or by facsimile at least twenty-four hours before the meeting addressed to such Board Member at such Board Member’s usual or last known business or residence address or to give notice to such Board Member in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Board Member if a written waiver of notice, executed by such Board Member before or after the meeting, is filed with the records of the meeting, or to any Board Member who attends the meeting without protesting prior thereto or at its commencement the lack of notice to such Board Member. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

6. Quorum. Except as may be otherwise provided by law, at any meeting of the Board of Managers a majority of the Board Members then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

7. Action by Vote. Except as may be otherwise provided by law, when a quorum is present at any meeting the vote of a majority of the Board Members present shall be the act of the Board of Managers.

8. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Managers may be taken without a meeting if all the Board Members consent thereto in writing, and such writing or writings are filed with the records of the meetings of the Board of Managers. Such consent shall be treated for all purposes as the act of the Board of Managers.

9. Participation in Meetings by Conference Telephone. Board Members may participate in a meeting of the Board of Managers by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or by any other means permitted by law. Such participation shall constitute presence in person at such meeting.

10. Interested Transactions.

(a) No contract or transaction between the Company and one or more of the Board Members or officers, or between the Company and any other company, partnership, association, or other organization in which one or more of the Board Members or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Board Member or officer is present at or participates in the meeting of the Board of Managers which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(i) The material facts as to such Board Member’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Managers, and the Board of Managers in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Board Members, even though the disinterested Board Members be less than a quorum; or

(ii) The contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board of Managers.

(b) Common or interested Board Members may be counted in determining the presence of a quorum at a meeting of the Board of Managers which authorizes the contract or transaction.

Exhibit 6.3

OFFICERS

Thomas Gutierrez	President & Assistant Secretary

Michael O’Donnell	Executive Vice President, Chief Financial Officer & Assistant Secretary

Michael Stick	Executive Vice President & Secretary

John Cormier	Treasurer & Assistant Secretary

Donald Walker	Vice President & Assistant Secretary